UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2007

SUNRISE MINING CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1108 W. Valley Blvd, STE 6-399, Alhambra, CA 91803
(Address of principal executive offices)

(626) 407-2618
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.01 Change in Control of Registrant

Sunrise Mining Corporation (the "Company"), a wholly owned subsidiary of Magnum D'OR Resources, Inc. ("Magnum"), has completed its spin-off from Magnum to Magnum’s stockholders of record after the close of the market on January 23, 2007.

The 100,000 shares of common stock of the Company previously owned by Magnum have been cancelled, and the Company has issued 5,785,090 shares of its common stock to Magnum’s stockholders of record after the close of the market on January 23, 2007.

The Company is an independent exploration stage mining company. The Company, through its subsidiary "Oriental Magnum, Inc.", owns two exploration licenses in Mongolia.

The stock transfer agent of the Company is Pacific Stock Transfer Company, which is located at 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119. Tel: (702) 361 3033

Item 7.01 Regulation FD Disclosure

On September 21, 2007, Magnum issued a press release, which is attached as Exhibit 99.1

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(b) Exhibits

99.1           Press release issued regarding the spin-off of Sunrise Mining Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunrise Mining Corporation
(Registrant)

Date: September 21, 2007	By:	/s/ Xuguang Sun
Xuguang Sun
Chief Executive Officer